EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gusana Explorations, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew B. Stewart, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

       ;     &nbs p;     &nb sp;     &n bsp;     & nbsp;  /s/ Andrew B. Stewart

       ;     &nbs p;     &nb sp;     &n bsp;     & nbsp; ___________________________< p class="MsoNormal">        ;     &nbs p;     &nb sp;     &n bsp;     & nbsp; Andrew B. Stewart

       ;     &nbs p;     &nb sp;     &n bsp;     & nbsp; Chief Accounting Officer

       ;     &nbs p;     &nb sp;     &n bsp;     & nbsp; January 14, 2002